EXHIBIT 99.6

FORM OF LETTER TO CLIENTS

GUARANTY FINANCIAL GROUP INC.

Up to [          ] Shares of Common Stock Issuable Upon the Exercise of Subscription
Rights at $[          ] per Share

[       ], 2008

To Our Clients:

Enclosed for your consideration are the prospectus, dated [       ], 2008 (the “Prospectus”), and the “Instructions for Use of Guaranty Financial Group Inc. Rights Certificates” relating to the offering (the “Rights Offering”) by Guaranty Financial Group Inc. (the “Company”) of shares of its common stock, par value $1.00 per share (the “Common Stock”), issuable upon the exercise of non-transferable subscription rights (the “Subscription Rights”) distributed to all holders of record of Common Stock at 5:00 p.m., New York City time, on [          ] (the “Record Date”). The Subscription Rights and the Rights Offering are described in the Prospectus.

In the Rights Offering, the Company is offering up to an aggregate of [          ] shares of its Common Stock (the “Underlying Shares”) pursuant to the Prospectus. The Subscription Rights will expire, if not exercised, before 5:00 p.m., New York City time, on [       ], 2008, unless the Company extends the rights offering period (as it may be extended, the “Expiration Date”).

As described in the accompanying Prospectus, you will receive one Subscription Right for each whole share of Common Stock you owned at 5:00 p.m., New York City time, on the Record Date. Each Subscription Right will allow the holder thereof to subscribe for [          ] shares of Common Stock (the “Basic Subscription Right”) at the subscription price of $[          ] per full share (the “Subscription Price”). For example, if you owned 100 shares of Common Stock at 5:00 p.m., New York City time, on the Record Date, you would receive 100 Subscription Rights and would have the right to purchase [          ] shares of Common Stock (rounded down to [          ] shares, with the total subscription payment being adjusted accordingly, as discussed in the Prospectus) for $[          ] per full share pursuant to your Basic Subscription Right.

In addition, each holder of Subscription Rights who exercises his, her, or its Basic Subscription Right in full will be entitled to an over-subscription privilege (the “Over-Subscription Privilege”) to subscribe to purchase a portion of any shares of Common Stock that are not purchased by the Recordholders through the exercise of their Basic Subscription Rights (the “Unsubscribed Shares”), subject to availability and the limitations described in the Prospectus. The maximum number of shares of Common Stock that could be purchased pursuant to the Over-Subscription Privilege will be determined according to the following formula based on your percentage ownership of the Company’s outstanding Common Stock at 5:00 p.m., New York City time, on the Record Date: the total number of Unsubscribed Shares multiplied by a number equal to two times your ownership percentage of the outstanding Common Stock as of the Record Date. For example, if you owned 2% of the outstanding Common Stock at 5:00 p.m., New York City time, on the Record Date, you may purchase up to 4% of the Unsubscribed Shares pursuant to your Over-Subscription Privilege. You can determine your ownership percentage by dividing the number of Subscription Rights you receive in the Rights Offering by [          ], the number of outstanding shares of Common Stock at 5:00 p.m., New York City time, on the Record Date.

You will be required to submit payment in full for all the shares of Common Stock you wish to purchase pursuant to the exercise of your Basic Subscription Right and your Over-Subscription Privilege. Because we will not know the total number of Unsubscribed Shares prior to the expiration of the Rights Offering, if you wish to maximize the number of shares you purchase pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of shares of Common Stock available to you pursuant to the exercise of your Basic Subscription Right and Over-Subscription Privilege in full, assuming that no stockholder other than you has purchased any shares of our Common Stock pursuant to their Basic Subscription Right. Fractional shares of Common Stock resulting from the exercise of the Over-Subscription Privilege will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable.

The Company can provide no assurances that you will actually be entitled to purchase the number of shares of Common Stock issuable upon the exercise of your Over-Subscription Privilege in full at the expiration of the Rights Offering. The Company will not be able to satisfy your exercise of the Over-Subscription Privilege if all of our stockholders exercise their Basic Subscription Rights in full, and we will only honor an Over-Subscription Privilege to the extent sufficient shares of our common stock are available following the exercise of subscription rights under the Basic Subscription Rights.

•	To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to you pursuant to the Over-Subscription Privilege is less than the amount you actually paid in connection with the exercise of the Over-Subscription Privilege, you will be allocated only the number of Unsubscribed Shares available to you as soon as practicable after the Expiration Date, and your excess subscription payment received by the Subscription Agent will be returned, without interest, as soon as practicable.

•	To the extent the amount you actually paid in connection with the exercise of the Over-Subscription Privilege is less than the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to you pursuant to the Over-Subscription Privilege, you will be allocated the number of Unsubscribed Shares for which you actually paid in connection with the Over-Subscription Privilege.

If Over-Subscription Privilege requests exceed the number of Unsubscribed Shares available, we will allocate the available shares of Common Stock among the Company’s stockholders who over-subscribed by multiplying the number of shares requested by each Subscription Rights holder through the exercise of their Over-Subscription Privileges by a fraction that equals (x) the number of Unsubscribed Shares divided by (y) the total number of shares requested by all stockholders through the exercise of their Over-Subscription Privileges.

The Subscription Rights are evidenced by Rights certificates. Subscription Rights may not be sold, transferred, or assigned; provided, however, that Subscription Rights are transferable by operation of law (for example, a transfer of Subscription Rights to the estate of a recipient upon the recipient’s death).

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. We urge you to read the Prospectus and other enclosed materials carefully before instructing us to exercise your Subscription Rights.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Subscription Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., New York City time, on the Expiration Date. Once you have exercised any of your Subscription Rights, such exercise may not be revoked.

If you wish to have us, on your behalf, exercise the Subscription Rights for any shares of Common Stock to which you are entitled, please so instruct us by timely completing, executing, and returning to us the instruction form attached to this letter.

With respect to any instructions to exercise (or not to exercise) Subscription Rights, the enclosed Beneficial Ownership Election Form must be completed and returned such that it will be actually received by us by 5:00 p.m., New York City time, on [       ], 2008, the last business day prior to the scheduled Expiration Date of the Rights Offering.

Additional copies of the enclosed materials may be obtained from D.F. King & Co., the Information Agent. The Information Agent’s telephone number is: (800) 290-6426 (toll-free) or (212) 269-5550 (collect). Any questions or requests for assistance concerning the rights offering should be directed to the Information Agent.

Very truly yours,

Record Holder

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